UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

New Term Loan Credit Facility

On November 7, 2018, Walker & Dunlop, Inc. (the “Company”) entered into a senior secured term loan credit agreement (the “Credit Agreement”) with the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.  The Credit Agreement amended and restated the Company’s $175 million term loan agreement (the “Prior Term Loan”) with Wells Fargo Bank, National Association, which was governed by that certain Credit Agreement, dated as of December 20, 2013, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.  The Credit Agreement provides for a $300 million term loan (the “Term Loan”).  At any time, the Company may also elect to request the establishment of one or more incremental term loan commitments to make up to three additional term loans (any such additional term loan, an “Incremental Term Loan”) in an aggregate principal amount for all such Incremental Term Loans not to exceed $150 million plus the maximum amount of indebtedness that could be incurred at such time that would not cause the Consolidated Secured Leverage Ratio (as defined in the Credit Agreement) to exceed 2.00 to 1.00.

The Company used approximately $165.4 million of the Term Loan proceeds to repay in full the Prior Term Loan and to pay certain transaction costs incurred in connection with the Term Loan and will use the remainder of the Term Loan proceeds to fund strategic acquisition opportunities, grow its asset management platform, increase balance sheet lending capabilities and support dividend payments, share repurchase activities and for other general corporate purposes, in each case as permitted by the Credit Agreement.

The Company is obligated to repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments equal to $750,000 on the last business day of each of March, June, September and December commencing on March 31, 2019, subject to certain adjustments for prepayments of the Term Loan. The final principal installment of the Term Loan is required to be paid in full on November 7, 2025 (or, if earlier, the date of acceleration of the Term Loans pursuant to the terms of the Credit Agreement) and will be in an amount equal to the aggregate outstanding principal of the Term Loan on such date (together with all accrued interest thereon).

At the Company’s election, the Term Loan will bear interest at either (i) the “Base Rate” plus an applicable margin of 1.25% or (ii) the London Interbank Offered Rate (“LIBOR Rate”) plus an applicable margin of 2.25%, subject to adjustment if an event of default under the Credit Agreement has occurred and is continuing. The “Base Rate” means the highest of (a) the Agent’s “prime rate,” (b) the federal funds rate plus 0.50% and (c) LIBOR for an interest period of one month plus 1%.  The Term Loan bears interest at the LIBOR Rate for an interest period of one month plus an applicable margin of 2.25%.

The obligations of the Company under the Credit Agreement are guaranteed by Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC, Walker & Dunlop Capital, LLC and W&D BE, Inc. each of which is a direct or indirect wholly owned subsidiary of the Company (together with the Company, the “Loan Parties”), pursuant to an Amended and Restated Guarantee and Collateral Agreement entered into on November 7, 2018 among the Loan Parties and the Agent (the “Guarantee and Collateral Agreement”).  Subject to certain exceptions and qualifications contained in the Credit Agreement, the Company is required to cause any newly created or acquired subsidiary, unless such subsidiary has been designated as an Excluded Subsidiary (as defined in the Credit Agreement) by the Company in accordance with the terms of the Credit Agreement, to guarantee the obligations of the Company under the Credit Agreement and become a party to the Guarantee and Collateral Agreement. The Company may designate a newly created or acquired subsidiary as an Excluded Subsidiary so long as certain conditions and requirements provided for in the Credit Agreement are met, including that the Excluded Subsidiary EBITDA (as defined in the Credit Agreement) for the four consecutive fiscal quarter period most recently ended prior to such date for which financial statements are available does not exceed 7.5% of the Consolidated EBITDA (as defined in the Credit Agreement) for such period. In addition, under the Guarantee and Collateral Agreement, the obligations of the Loan Parties under and in respect of the Credit Agreement are secured by each Loan Party’s equity interest in direct or indirect subsidiaries owned on the date of the Credit Agreement (including Walker & Dunlop Multifamily, Inc., Walker &

Dunlop, LLC, Walker & Dunlop Capital, LLC and W&D BE, Inc. but excluding Excluded Subsidiaries (as defined in the Credit Agreement)) and certain other assets and personal property of the Loan Parties other than certain Excluded Assets (as defined in the Guarantee and Collateral Agreement).  Collateral with respect to any Subsidiary Credit Line (as defined in the Credit Agreement) is not included in the collateral securing the Credit Agreement, provided that in no event shall such collateral include (a) any right to payments owed to any Loan Party under any of the Servicing Contracts (as defined in the Credit Agreement) or (b) any MSR Assets (as defined in the Credit Agreement), other than such rights to payment and MSR Assets relating to loans included in such collateral.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Loan Parties, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Loan Parties to incur indebtedness, to create liens on their property, to make investments, to merge, consolidate or enter into any similar combination, or enter into any asset disposition of all or substantially all assets, or liquidate, wind-up or dissolve, to make asset dispositions, to declare or pay dividends or make related distributions, to enter into certain transactions with affiliates, to enter into any negative pledges or other restrictive agreements, to engage in any business other than the business of the Loan Parties as of the date of the Credit Agreement and business activities reasonably related or ancillary thereto, to amend certain material contracts or to enter into any sale leaseback arrangements.

In addition, the Credit Agreement contains a financial covenant requiring the Company not to permit its Asset Coverage Ratio (as defined in the Credit Agreement) to be less than 1.50 to 1.00.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other indebtedness or material agreements, certain change in control events, voluntary or involuntary bankruptcy proceedings, failure of the Credit Agreements or other loan documents to be valid and binding, certain ERISA events and judgments.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Some of the lenders under the Credit Agreement and the Guarantee and Collateral Agreement and their affiliates have various relationships with the Loan Parties involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services. In addition, Walker & Dunlop, LLC has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement, dated as of November 7, 2018, by and among Walker & Dunlop, Inc., as borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

10.2

Amended and Restated Guarantee and Collateral Agreement, dated as of November 7, 2018, among Walker & Dunlop, Inc., as borrower, certain subsidiaries of Walker & Dunlop, Inc., as subsidiary guarantors, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: November 13, 2018	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas
Title: Executive Vice President, General Counsel & Secretary